EXHIBIT 23.1


              CONSENT OF ODENBERG ULLAKKO MURANISHI & COMPANY, LLP



               Consent of Independent Certified Public Accountants




We  consent  to the use in  this  Annual  Report  on Form  10-KSB  of  AccuImage
Diagnostics Corp. of our report dated December 8, 2003, relating to the financial statements of AccuImage Diagnostics Corp., which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.



/s/ ODENBERG ULLAKKO MURANISHI & Company, LLP



Odenberg Ullakko Muranishi & Company, LLP
San Francisco, CA
December 8, 2003